REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement ("Agreement") dated as of July 31, 1997, among Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), and the stockholders listed on the signature pages (each a "Holder" and collectively, the "Holders").

                                    RECITALS

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     WHEREAS, the Company issued to the Holders on the date hereof pursuant to the merger of Inventory Management Systems, Inc. and Creative Alliance Group, Inc. with and into a wholly-owned subsidiary of the Company (the "Merger") an aggregate of 900,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as more particularly provided for in certain Agreements and Plans of Merger dated July 10, 1997 and July 30, 1997, respectively, among the Company, its subsidiary and each of the Holders (the "Merger Agreements"); and

     WHEREAS, it is a condition to the performance of the Holders' obligations under the Merger Agreements that the Company enter into this Agreement with the Holders with respect of up to an aggregate of 250,000 shares of the Common Stock held by the Holders (the "Shares").

     NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants herein contained, the parties hereto do hereby agree as follows:

     1. Piggyback Registration.

          (a) If, at any time after the Company becomes eligible to file a registration statement on Form S-3, the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders, other than in connection with a merger, acquisition, pursuant to a registration statement on Form S-4 or Form S-8 or any successor form or any registration statement which convers securities previously issued in connection with any acquisition or merger (including in connection with the acquisition of the capital stock of Gametek (UK) Limited and Alternative Reality Technologies, Inc. and certain assets of Gametek (FL), Inc.) (for purposes of this Article 1, a "Registration Statement"), the Company will give written notice of its intention to do so by certified mail ("Notice"), at least 15 days prior to the filing of each such Registration Statement, to the Holder. Upon the written request of the Holder, made within ten days after receipt of the Notice, that the Company include any of the Holder's Shares in the proposed Registration Statement, the Company shall,

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     as to the Holder, use reasonable efforts to effect the registration under the Securities Act of the Shares which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Holder (other than any commission, discounts or counsel fees payable by the Holder, as further provided in Section 3(c) hereof); provided, however, that if, the Piggyback Registration is in connection with an underwritten public offering and in the written opinion of the Company's underwriter or managing underwriter of the underwriting group, if any, for such offering, the inclusion of all or a portion of the Shares requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed
     (i) at a price reasonably related to their then current market value, or
     (ii) without otherwise having an adverse effect on the offering, then the Company may, subject to the allocation priority set forth in the next paragraph, exclude from such offering all or a portion of the Shares which it has been requested to register.

          (b) If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a request from the underwriter or managing underwriter (which request shall be made only for the reasons and in the manner set forth above), the aggregate number of Shares to be offered by the Holder pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter or managing underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Shares proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders.

          (c) Notwithstanding the preceding provisions of this Section, the Company shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

     2. Covenants of the Company With Respect to Registration. The Company hereby covenants and agrees as follows; provided, however, that any Registration Statement for the Company filed subsequent to the consummation of the Merger will not be declared effective by the Commission without the required presentation under the Commission's Regulation S-B of an audited balance sheet as at the end of the most recent fiscal year of the business acquired and audited statements of income, cash flows and changes in stockholders' equity for such business

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for each of the two fiscal years preceding the date of such balance sheet:

          (a) The Company shall use reasonable efforts to cause the Registration Statement to become effective as promptly as possible under the circumstances at the time prevailing and, if any stop order shall be issued by the Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order.

          (b) Following the effective date of a Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and other documents necessary or incidental to the public offering of the Shares as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder's Shares. The obligations of the Company hereunder with respect to the Holder's Shares are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Shares and the terms of the Holder's offering of such shares as the Company may request.

          (c) The Company will pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Section 1 hereof, including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Shares sold by the Holder pursuant thereto.

          (d) The Company will use reasonable efforts to qualify or register the Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, except as may be required by the Securities Act and its rules and regulations.

     3. Covenant of the Holder.

     The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Shares until the Holder receives a copy of a

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supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

     4. Indemnification.

          (a) The Company shall indemnify, defend and hold harmless the Holder and such person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in the Registration Statement, or caused by or arising out of any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder or the trustees thereof expressly for use therein; provided, however, that the indemnification in this Section shall not inure to the benefit of the Holder on account of any such loss, claim, damage or liability arising from the sale of Shares by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser prior to such sale. The Holder(s) and their successors and assigns shall at the same time, severally and jointly, indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

     5. Governing Law.

          (a) This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

          (b) Each of the Company and the Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts

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     and agrees not to plead or claim that such litigation brought in any New
     York Courts has been brought in an inconvenient forum.

     6. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

     If to the Company, at:

          Take-Two Interactive Software, Inc.
          575 Broadway
          New York, NY 10012
          Attn: Ryan A. Brant, Chairman

     with a copy of the same to:

          Tenzer Greenblatt L.L.P.
          405 Lexington Avenue
          23rd Floor
          New York, NY  1074
          Attn: Kenneth Selterman, Esq.

     If to the Holder(s), at that address set forth under their name on the signature page.

     with a copy of the same to:

          Cowan & Owen, P.C.
          1930 Hugenot Road
          P.O. Box 35655
          Richmond, VA 23235
          Attn:  Michael C. Hall, Esq.

     Or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

     7. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holders.

     8. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9. Assignment; Binding Effect; Benefits. Except as otherwise provided below, the Holder may not assign the Holder's rights hereunder without the prior written consent of the Company, which consent may be given or withheld for any reason and any attempted assignment without having obtained such prior written notice shall be void and of no force and effect. This

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Agreement shall inure to the benefit of, and be binding upon, the parties hereto and the permitted assigns, heirs and legal representatives of the Holder and the Company and its successors. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

     10. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     11. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be

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deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


Company:                                TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                        By:  /s/ Ryan A. Brant
                                             ----------------------------------
                                             Name:  Ryan A. Brant
                                             Title: Chairman


Holders:                                /s/ David Clark
                                        ---------------------------------------
                                        DAVID CLARK
                                        Address: 14319 Kenmont Drive
                                                 Midlothian, Va 23113
                                                 ______________________________

                                        Number of Shares: _____________________

                                        /s/ Karen M. Clark
                                        ---------------------------------------
                                        KAREN CLARK
                                        Address: 14319 Kenmont Drive
                                                 Midlothian, Va 23113
                                                 ______________________________

                                        Number of Shares: _____________________


                                        /s/ Terry Phillips
                                        ---------------------------------------
                                        TERRY PHILLIPS
                                        Address: ______________________________
                                                 ______________________________
                                                 ______________________________

                                        Number of Shares: _____________________

                                        /s/ Cathy Phillips
                                        ---------------------------------------
                                        CATHY PHILLIPS
                                        Address: ______________________________
                                                 ______________________________
                                                 ______________________________

                                        Number of Shares: _____________________

                                        /s/ Russell Howard
                                        ---------------------------------------
                                        RUSSELL HOWARD
                                        Address: ______________________________
                                                 ______________________________
                                                 ______________________________

                                        Number of Shares: _____________________

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